UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

_________________

CALAMOS GLOBAL DYNAMIC INCOME FUND
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	20-8819776 (I.R.S. Employer Identification No.)

2020 Calamos Court
Naperville, Illinois 60563
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-142056

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common shares of beneficial interest, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, without par value, of Calamos Global Dynamic Income Fund (the “Registrant”). A description of the Shares is contained under the heading “Description of Shares” in the prospectus included in Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on May 25, 2007 (Registration Nos. 333-142056 and 811-22047), which description is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 15, 2007
CALAMOS GLOBAL DYNAMIC INCOME FUND By: /s/ Stathy Darcy Stathy Darcy Assistant Secretary